                                   Exhibit 11

                           INNOVASIVE DEVICES, INC.
    Statement Regarding Computation of Pro Forma Net Loss Per Common Share




                                                       Three months ended                  Six months ended
                                                             June 30,                          June 30,
                                                  ----------------------------      --------------------------
                                                        1996           1995              1996          1995
                                                        ----           ----              ----          ----
                                                            (unaudited)                      (unaudited)

Net loss                                             $ (967,000)    $ (874,000)      $(2,114,000)   $(1,702,000)
                                                     =========      ==========       ============   ===========
Weighted average common shares
  outstanding:

    a.   Shares attributable to common                3,311,477      1,811,478         2,561,746      1,811,478
           stock outstanding

    b.  Shares attributable to mandatorily
           convertible preferred stock                2,570,242      2,881,624          3,044,249     2,881,624

    c.  Shares attributable to common
           stock options pursuant to APB 15                  -         126,438             63,219       126,438
             and SAB 83
                                                     ---------      ----------       ------------   -----------
Weighted average common shares outstanding           5,881,719       4,819,540          5,669,214     4,819,540
                                                     =========      ==========       ============   ===========
Pro forma net loss per share                            $(0.16)        $(0.18)             $(0.37)       $(0.35)
                                                     =========      ==========       ============   ===========